UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

	FORM	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 17, 2022
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483		47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1701 East Mossy Oaks Road,	Spring,	TX	77389
(Address of principal executive offices)			(Zip code)

(678)	259-9860
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 17, 2022, Jeff T. Ricci notified Hewlett Packard Enterprise Company (the "Company") of his intention to resign as the Company's Senior Vice President, Controller and Principal Accounting Officer. The effective date of Mr. Ricci's resignation is July 1, 2022 (the "Effective Date"). Upon Mr. Ricci's resignation from this role, he will assume the position of Strategic Initiatives Leader for Finance & Strategy.

On June 17, 2022, Jeremy Cox, 45, the Company's current Senior Vice President, Global Tax and Head of Products and Services Finance, was appointed as HPE Corporate Controller and Chief Tax Officer, effective as of the Effective Date. In this capacity, Mr. Cox will also serve as the Company's Principal Accounting Officer as of the Effective Date. Mr. Cox has been with the Company (and with Hewlett-Packard Company prior to the Company's inception in 2015) since 2008. Prior to his appointment as Senior Vice President, Global Tax and Head of Products and Services Finance in May 2021, Mr. Cox served as Senior Vice President, Global Tax, Financial Planning and Analysis, and Global Functions Finance from November 2018 to May 2021 and prior to that, as Senior Vice President Global Tax and Internal Audit from September 2017 to November 2018. Prior to that, he was Senior Vice President Global Tax from September 2012 to September 2017 and Vice President and Senior Tax Counsel of HP Tax Research and Planning and APJ Taxes from 2008 to 2012. Prior to joining HP Inc., Mr. Cox was Senior Tax Counsel for Electronic Data Systems.

There are no arrangements or understandings between Mr. Cox and any other persons pursuant to which he became the Company’s Principal Accounting Officer. There is no family relationship between Mr. Cox and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer at the Company. The Company has not entered into any transactions with Mr. Cox that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

As of the date of this Current Report on Form 8-K, no new or other compensatory arrangements have been entered into with Mr. Cox in connection with his appointment as the Company’s Principal Accounting Officer. In addition to the continuation of his current compensation and benefits, Mr. Cox will be eligible for coverage under the Company's Severance and Long-Term Incentive Change in Control Plan for Executive Officers (the "SPEO"), which is intended to protect the Company and its stockholders and provide a level of transition assistance in the event of an involuntary termination of employment.

Under the SPEO, participants who incur an involuntary termination, not for cause, and who execute a full release of claims following such termination, which release has not been revoked or attempted to be revoked, are eligible to receive severance benefits in an amount determined as a multiple of the sum of base salary and the average of the actual annual incentives paid for the preceding three years. In all cases, the SPEO cash benefit will not exceed 2.99 times the sum of the executive’s base salary plus target annual incentive as in effect immediately prior to the termination of employment.

In addition to the cash benefit, the participants in the SPEO are eligible to receive (1) a pro rata annual incentive award for the year of termination based on actual performance results, (2) pro rata vesting of unvested equity awards if any applicable performance conditions have been satisfied, and (3) a lump-sum health-benefit stipend in an amount equal to 18 months’ COBRA premiums for continued group medical coverage for the executive and his or her eligible dependents, to the extent those premiums exceed 18 times the monthly premiums for active employees in the same plan with the same level of coverage as of the date of termination.

The foregoing summary of the SPEO is qualified in its entirety by the full text of the SPEO, which is filed as Exhibits 10.1 and 10.2 hereto and is incorporated herein by reference.

Separately, on June 17, 2022, the Company's HR and Compensation Committee approved an increase in compensation for John Schultz, the Company's Executive Vice President, Chief Operating and Legal Officer. Mr. Schultz's role has expanded with his increased responsibilities and broader role in driving the Company's edge-to-cloud transformation. With the expanded responsibilities, Mr. Schultz’s target annual incentive has increased from

125% to 150% of his base salary, effective as of May 1, 2022. In addition, on June 21, 2022, Mr Schultz was granted 32,510 restricted stock units that vest annually over three years from December 9, 2021, subject to continued service and 32,510 performance-adjusted restricted stock units that vest 50% two years after October 31, 2021 and 50% three years after October 31, 2021, subject to continued service and the Company’s achievement of predetermined goals related to non-GAAP net income, subject further to a multiplier based on the Company’s achievement of relative total shareholder return performance against the S&P 500 constituents.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1
Hewlett Packard Enterprise Severance and Long-Term Incentive Change in Control Plan for Executive Officers (incorporated by reference to Exhibit 10.4 to the Company's Form 10-12B/A filed with the Commission on September 28, 2015).

10.2
First Amendment to the Hewlett Packard Enterprise Company Severance and Long-Term Incentive Change in Control Plan for Executive Officers (incorporated by reference to Exhibit 10.29 to the Company's Form 10-K filed with the Commission on December 12, 2018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: June 21, 2022	By:	/s/ RISHI VARMA
	Name:	Rishi Varma
	Title:	Senior Vice President, General Counsel and Corporate Secretary